Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-236558) and Form S-3 (File No. 333-251652) of our report dated March 30, 2021 with respect to the consolidated financial statements of Sanara MedTech Inc. and its subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 30, 2021